Exhibit 10.36.2




                                                                   July 24, 2003



Mr. Peter L. Lynch
9401 Riverside Drive
Boise, Idaho 83703

Dear Peter:

This Release of Claims (this "Agreement") is made and entered into as of July 24, 2003, by and between Albertson's, Inc., a Delaware corporation (the "Company"), and you. In consideration of the Termination Benefits payable pursuant to the letter agreement between you and the Company dated January 26, 2001, as amended by a letter agreement between you and the Company dated April 23, 2001 (as so amended, the "Letter Agreement") and in consideration of the additional benefits provided in Paragraph 3 of the Agreement, you agree to the following terms and conditions as a condition of receiving such Termination Benefits and the benefits provided in Paragraph 3.

          Terms not defined herein shall have the meaning set forth in the Letter Agreement.

     1. This Agreement will be effective on the eighth day after it is executed by you, provided that you have not revoked your release as provided below.

     2. You and the Company acknowledge that the Termination Date occurred on July 24, 2003. You agree that effective the day after the Termination Date, you hereby resign (a) subject to the Letter Agreement, as an employee of the Company, (b) from the Board of Directors of the Company and from all other Company boards and offices, including those of any affiliate or subsidiary of the Company, and (c) from all administrative, fiduciary or other positions you may hold or have held with respect to arrangements or plans for, of or relating to the Company. The Company hereby consents to and accepts all such resignations. After the Termination Date, neither the Company nor you will represent or state to any other party that you have any authority to act for or on behalf of the Company or have any relationship with the Company other than as a stockholder or as a special employee under the terms of the Letter Agreement. You and the Company acknowledge that your resignation from the Board of Directors of the Company is not because of a disagreement with the Company on any matter relating to the Company's operations, policies or practices.

     3. You will receive the Termination Benefits in accordance with the Letter Agreement. In addition to the Termination Benefits, (a) you will continue to receive financial counseling services from AYCO for the period you are classified as a special employee under the Letter Agreement, and (b) you will receive outplacement services at a level commensurate with your position as a senior executive of the Company from a firm mutually agreeable to you and the Company.

     4. You do hereby knowingly and voluntarily, fully and finally release and forever discharge the Company, including its related or affiliated companies, partnerships, subsidiaries or other business entities, and its and their present and former respective officers, directors, shareholders, members, owners, agents, consultants, employees, representatives, insurers, successors and assigns (hereinafter referred to collectively as the "Released Parties"), from any and all claims, charges, complaints, liens, demands, causes of action, obligations, damages and liabilities, known or unknown, suspected or unsuspected, that you had, now have, or may hereafter claim to have against the Released Parties, arising out of or relating in any way to your employment with or separation from the Company or otherwise relating to any of the Released Parties from the beginning of time through the date you sign this agreement. This release specifically extends to, without limitation, claims or causes of action under any local, state and federal laws governing employment relations, including but not limited to federal equal employment opportunity laws and federal and state labor statutes and regulations, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, and the Employee Retirement Income Security Act of 1974, all as amended from time to time.

          With respect to the Released Parties, you expressly waive all rights afforded by any provision under Idaho or Delaware law, which generally provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor. Notwithstanding any such foregoing provision or comparable provision, you understand and agree that this agreement is intended to include all claims, if any, which you may have and which you do not now know or suspect to exist in your favor against the Released Parties and that this agreement extinguishes those claims.

          You expressly waive all rights to termination or severance benefits except as may be provided in this Agreement and the Letter Agreement. This release specifically extends to any rights under your Change of Control Severance Agreement dated as of November 1, 2002.

     5. Notwithstanding anything to the contrary contained in this release, you are not releasing any of your rights to the following:

          a. To indemnification as an officer or director pursuant to Section 145 of the Delaware General Corporation Law.

          b. To exercise and obtain, in accordance with the terms of such options, any and all the benefits appurtenant to the options to purchase the Company's common stock held by you on the Termination Date; or

          c. To continuation coverage, at your expense, as provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA) and any other continuation coverage as provided under applicable state law.

          d.   Any of your rights to enforce the Letter Agreement.

     6. You acknowledge that the Company has advised you that you should consult with an attorney of your choosing prior to signing this agreement and that you have been given at least twenty-one days during which to review and consider the provisions of this agreement before signing, although you may sign and return it sooner if you so desire. You further acknowledge that you have been advised by the Company that you have the right to revoke this agreement for a period of seven days after signing it and that this agreement shall not become effective or enforceable until such seven-day revocation period has expired. You acknowledge and agree that if you wish to revoke this agreement, you must do so in writing, and that such revocation must be signed by you and received by Lawrence R. Johnston, Chief Executive Officer, at Albertson's Inc., 250 E. Parkcenter Blvd., Boise, Idaho 83706, no later than 5:00 p.m. Mountain Standard Time, on the seventh day after you have signed this agreement. You acknowledge and agree that, in the event that you revoke this agreement, you shall have no right to receive the Termination Benefits as described in the Letter Agreement or the benefits described in Paragraph 3.

     7. You agree that you will not, without the prior written consent of the Company, on your behalf or on behalf of any person, firm or company, directly or indirectly, attempt to influence, persuade or induce, or assist any other person in so persuading or inducing, any employee of the Company or any subsidiary or affiliate of the Company to give up, or to not commence, employment or a business relationship with the Company or any subsidiary or affiliate of the Company.

     8. You agree that you will not, without the prior written consent of the Company, on your behalf or on behalf of any person, firm or company, directly or indirectly, engage or cause to be engaged in an employment or a consulting capacity any employee of the Company or a subsidiary or affiliate of the Company.

     9. You agree that you shall not publish or cause to be published any public or private statement disparaging the Company, its related or affiliated companies, partnerships, subsidiaries or other business entities, and its and their present and former respective officers, directors, members, shareholders, owners, agents, consultants, or employees. The Company agrees not to make any public or private statements disparaging you.

     10. You shall cooperate with the Company, its affiliates, and each of their respective attorneys or other legal representatives (collectively, the "Company attorneys") in connection with any claim, litigation, or judicial or arbitral proceeding which is now pending or may hereinafter be brought against the Company and/or its affiliates by any third party. Your duty of cooperation shall include, but not be limited to, (a) meeting with the Company attorneys by telephone or in person at mutually convenient times and places in order to state truthfully your knowledge of matters at issue and recollection of events; (b) appearance by you (that does not conflict with the needs or requirements of your then-current employer) as a witness at depositions or trials, without necessity of a subpoena, in order to state truthfully your knowledge of matters at issue; and (c) signing, upon the Company attorneys' request, declarations or affidavits that truthfully state matters of which you have knowledge. The Company shall promptly reimburse you for your actual and reasonable travel or other expenses that you may incur in cooperating with the Company in this Paragraph 10. You shall provide such other cooperation as the Company may reasonably request to assist the Company in the administration of its business, it being expressly agreed that requests for such cooperation which do not require more than four (4) hours of your time in any 30-day period are reasonable. You further agree that you will immediately forward to the Company's Chief Executive Officer any business information related to the Company that inadvertently has been directed to you. The Company agrees that it will immediately forward to you any mail addressed to you at the Company's offices which does not relate to the Company's business or affairs.

          In addition, for a period of 12 months beginning on the Termination Date, you agree to cooperate with the Company from time to time to provide information or answer questions with respect to financial matters with which you are familiar as reasonably requested by the Company. You also agree during such 12-month period to furnish the Company with such certificates as it may from time to time request regarding (i) the truthfulness, accuracy and completeness of the Company's books and records with which you are familiar, and (ii) the adequacy of the Company's disclosure controls and internal controls with which you are familiar.

     11. Without the express prior written consent of the Company, you shall never disclose, communicate, divulge, furnish, make accessible to any person, firm, partnership, corporation or other entity, or use for your own benefit or purposes, any information of a confidential or proprietary nature obtained from or pertaining to the Company, its assets or business, including information concerning the Company's current or future proposed business plans, processes, operational methods, customer lists, trade secrets, suppliers, employees' personnel files and compensation, financial affairs or marketing strategies.

     12. You represent and agree that neither you nor anyone acting on your behalf has assigned or transferred, or attempted to assign or transfer, to any person or entity, any of the claims you are releasing in this agreement.

     13. You represent that you have not filed, initiated, or caused to be filed or initiated, any legal action covering any claim released in this agreement and hereby agree and promise that you will never file, initiate, or cause to be filed or initiated, at any time subsequent to the execution of this agreement, any claim, suit, complaint, action, or cause of action, in any state or federal court, based in whole or in part on the matters herein released, except to the extent such waiver is prohibited by law, order or regulation. You further agree not to seek any recovery arising out of, based upon, or relating to matters released hereunder, and agree you will not voluntarily participate, assist, or cooperate in any suit, action, or proceeding against or regarding the Released Parties, or any of them, unless compelled by law or except to the extent such waiver is prohibited by law, order or regulation.

     14. You acknowledge that you might hereafter discover facts different from, or in addition to, those you now know or believe to be true with respect to a claim or claims released herein, and you expressly agree to assume the risk of possible discovery of additional or different facts, and agree that this agreement shall be and remain effective, in all respects, regardless of such additional or different discovered facts.

     15.  By signing this release, you represent and certify that:

          a. Based on your knowledge, the Company's annual report filed on April 24, 2003 and the Company's quarterly reports filed on
               September 13, 2002, December 11, 2002 and June 6, 2003 (collectively, the "Reports") do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made in each Report, in light of the circumstances under which such statements were made, not misleading with respect to the period covered be the applicable Report.

          b. Based on your knowledge, the financial statements, and other financial information contained in the Reports, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in each Report.

          c. You have disclosed to the Company's auditors and the Company's Audit Committee (i) that there are no significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and that there are no material weakness in the Company's internal controls and (ii) there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls.

     16. If any provision of this Agreement shall be determined under applicable law to be overly broad in duration, geographical coverage, substantive scope, or otherwise, such provision shall be deemed narrowed to the broadest term permitted by applicable law and shall be enforced as so narrowed. If any provision of this Agreement nevertheless shall be unlawful, void, or unenforceable, it shall be deemed severable from and shall in no way affect the validity or enforceability of the remaining provisions of this Agreement. This Agreement will survive the performance of the specific arrangements herein. This Agreement is binding on and shall inure to the benefit of the Company and you and each of our respective heirs, executors, administrators, successors and assigns.

     17. The validity, interpretation, construction and performance of this Agreement shall in all respects be governed by the laws of Delaware, without reference to principles of conflict of law.

     18.  This  Agreement  may  be  executed  in one or  more  counterparts,  or
          duplicates  of  originals,   all  of  which,  taken  together,   shall
          constitute one and the same instrument.

                                            Very truly yours,

                                            /s/ Lawrence R. Johnston

                                            Lawrence R. Johnston
                                            Chairman and Chief Executive Officer
                                            ALBERTSON'S, INC.

                    By signing this agreement, I acknowledge that I have had the opportunity to seek the advice of an attorney in connection with the negotiation and execution of this agreement; that I have read this agreement and understand its terms; that I have had sufficient time within which to consider the provisions of this agreement, and that I entered into this agreement freely, voluntarily, and without coercion.




Agreed and accepted this 24th day of July, 2003 in Boise, Idaho.




/s/ Peter L. Lynch
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Peter L. Lynch